                                                                       Exhibit 1

                           AGREEMENT OF JOINT FILING
                           -------------------------

        In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned, United Breweries of America, Inc. and Vijay Mallya, hereby agree to the joint filing on behalf of each of them of the
Schedule 13D to which this Agreement is an exhibit (and any further amendment filed by them) with respect to the shares of Common Stock, no par value, of Mendocino Brewing Company, Inc.

        This agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated:  October 30, 1997

                                  UNITED BREWERIES OF AMERICA, INC.


                                  By  /s/ VIJAY MALLYA
                                  --------------------
                                  Name: Vijay Mallya
                                  Title: Chairman and Chief Executive Officer


                                  VIJAY MALLYA


                                  By  /s/ VIJAY MALLYA
                                  --------------------
                                  Vijay Mallya